UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2008

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2008, Ferro Corporation (the Company) announced that it had entered into an agreement to sell certain property rights related to the Company's porcelain enamel frit manufacturing facility in Rotterdam, The Netherlands, to Brix Houwelingen Projecten XVIII B.V. for approximately 2.9 million Euro (approximately $4.5 million at current exchange rates). The sale is expected to close in the fourth quarter of 2008 after receipt of certain conditions precedent, including local government consents and completion of the buyer's environmental survey of the property. A copy of the agreement is attached, as Exhibit 10.1.

A copy of the press release announcing the sale is attached as Exhibit 99.1.

Ferro had announced on November 2, 2007, its intention to discontinue manufacturing porcelain enamel frit at the Rotterdam location during 2008 and to consolidate the production at other Ferro locations.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Purchase Agreement
Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

March 26, 2008	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement
99.1	Press release